SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                              -------------------


                                    FORM 8-K


                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


                                February 18, 2004
                Date of report (Date of earliest event reported)


                                 ENUCLEUS, INC.
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             (Exact Name of Registrant as Specified in its Charter)


                   0-14039                           11-2714721
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          (Commission File Number)     (I.R.S. Employer Identification No.)




                                4000 Main Street
                              Bay Harbor, MI 49770
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                    (Address of Principal Executive Offices)


                                  231/439-2708
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              (Registrant's telephone number, including area code)



         (Former Name or Former Address, if Changed Since Last Report)


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ITEM 9.    REGULATION FD DISCLOSURE

On February 17, 2004 eNucleus, Inc. and its subsidiaries ("eNucleus") announced the completion of a licensing agreement for the use of the PrimeWire benefits administration application platform. Under the terms of the agreement, eNucleus will receive payments over five years estimated to be in excess of $1.5 million. The payments will be made in fixed installments of $100,000 every six months for the first three years (total of $600,000) and quarterly royalty payments, through December 2008, of 5% of Net Revenues incrementally received by the Purchaser due to the acquired software.


                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.


                                            ENUCLEUS, INC.


Date:  February 18, 2004                    By:  /s/  John C. Paulsen
                                               --------------------------------
                                                      John C. Paulsen
                                                      Chairman of the Board,
                                                      Chief Executive and
                                                      Financial Officer

                                INDEX TO EXHIBITS


EXHIBIT NO.         DESCRIPTION
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99.1                Press Release